UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CEDAR FAIR, L.P.
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On August 29, 2011, Cedar Fair, L.P. issued the following news release:

For Immediate Release August 29, 2011	Contact:	Stacy Frole	(419) 627-2227

CEDAR FAIR BOARD SETS DATE FOR SPECIAL MEETING ON DIRECTOR NOMINATIONS BY UNITHOLDERS AND EXPANDS BOARD BACK TO NINE DIRECTORS

o	Board-recommended proposals would allow unitholders to nominate director candidates at the 2012 Annual Meeting
o	President Matt Ouimet appointed to the Board as eighth director, effective immediately
o	Board commencing national search for additional independent director candidate with the assistance of Korn/Ferry International

SANDUSKY, OHIO, August 29, 2011 – Cedar Fair (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced that its Board of Directors will hold a Special Meeting of Unitholders on October 27, 2011, to allow unitholders to vote on the director nomination process. In accordance with the Regulations of Cedar Fair’s general partner and the Limited Partnership Agreement of the Company, the proposal to allow unitholders to nominate directors requires unitholder approval. The Board will be recommending FOR these proposals and if the Board-recommended proposals are approved by the requisite unitholder vote, unitholders would have the right to nominate director candidates at the 2012 Annual Meeting of Unitholders. The Board also set September 12, 2011, as the record date for unitholders eligible to vote at the Special Meeting of Unitholders on October 27, 2011. The final information regarding the time and location for the Special Meeting, which is expected to be near its Corporate Headquarters in Sandusky, Ohio, will be provided after the SEC completes its review of the Company’s proxy statement.

The Board also voted to expand its membership back to nine directors and appointed recently named President Matt Ouimet as its eighth director, effective immediately. Ouimet, who will succeed Dick Kinzel as Cedar Fair’s chief executive officer in January 2012, becomes a Class III Director of the general partner of Cedar Fair with a term ending in 2014.

“The Board of Directors clearly understands the importance to unitholders of the nomination right,” said C. Thomas (“Tom”) Harvie, independent chairman. “The proposed right to nominate directors and returning the Board to nine members reconfirms Cedar Fair’s commitment to govern in a manner that best serves the interests of all of our unitholders.”

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

CEDAR FAIR BOARD SETS DATE FOR SPECIAL MEETING ON DIRECTOR NOMINATIONS AND EXPANDS BOARD BACK TO NINE DIRECTORS

August 29, 2011

According to Harvie, the appointment of Ouimet to the Company’s Board is a natural continuation of the planned leadership transition. “Matt’s appointment to the Board is another important step in our deliberate CEO succession process,” Harvie said. “His vast experience in the amusement park and hospitality industry, coupled with his clear vision of the Company’s future, will be valuable to this Board.”

Ouimet, 53, has been Cedar Fair’s president since June 2011 and is a 20-year veteran of the amusement park and hospitality industry. Seventeen of those years were spent with the Walt Disney Company (“Disney”), where he last served as President of the Disneyland Resort.

“The Board is extremely pleased with the CEO transition under way,” Harvie said. “Matt joined us only two months ago and has rapidly come up to speed on the Company. Over the past few weeks he has personally met with investors who hold more than 75% of our institutionally held units, listening to their perspectives on our business strategy and governance practices, and he has shared his assessment and insight with the Board. Going forward, Matt will continue to engage in an active dialogue with both existing and potential investors.”

Harvie continued, “Given the complexity of issues and future opportunities the Company will need to address going forward, it is important that the Board search for and add another highly experienced, independent executive to the current Board roster. Our goal is, and always has been, to maintain a strong Board which has a deep and diverse skill set that aligns with the Company’s strategic focus and future growth needs.”

The national search, which will be conducted with the assistance of Korn/Ferry International, a leading executive search firm, will focus on candidates with significant executive management experience, ideally possessing a strong marketing background to complement the Board’s collective skill set. “It will be a highly inclusive process, and we will solicit candidate recommendations and other input from our major unitholders,” said Harvie.

About Cedar Fair

Cedar Fair is a publicly traded master limited partnership (“MLP”) headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Amusement parks in the Company’s northern region include two in Ohio: Cedar Point, consistently voted “Best Amusement Park in the World” in Amusement Today polls, and Kings Island; as well as Canada’s Wonderland, near Toronto; Dorney Park, PA; Valleyfair, MN; and Michigan’s Adventure, MI. In the southern region are Kings Dominion, VA; Carowinds, NC; and Worlds of Fun, MO. Western parks in California include: Knott’s Berry Farm; California’s Great America; and Gilroy Gardens, which is managed under contract.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233

CEDAR FAIR BOARD SETS DATE FOR SPECIAL MEETING ON DIRECTOR NOMINATIONS AND EXPANDS BOARD BACK TO NINE DIRECTORS

August 29, 2011

Additional Information

This may be deemed to be solicitation material in respect of the proposals described in the preliminary proxy statement on Schedule 14A, filed by the Company on August 29, 2011. In addition, the Company will file with, or furnish to, the Securities and Exchange Commission (the “SEC”) all relevant materials, including a definitive proxy statement on Schedule 14A (when available). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING, THE PRELIMINARY PROXY STATEMENT ON SCHEDULE 14A FILED BY THE COMPANY ON AUGUST 29, 2011 AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. The definitive proxy statement on Schedule 14A (when available) will be mailed to unitholders of the Company. Investors and security holders will be able to obtain a copy of the preliminary proxy statement, definitive proxy statement (when available) and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com, or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposals. Additional information regarding the interests of such potential participants is included in the proxy statement.

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This news release and prior releases are available online at www.cedarfair.com.

Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259        419-627-2233